                                                                    EXHIBIT 99.2



                             PLAN SUPPORT AGREEMENT

            PLAN SUPPORT AGREEMENT (this "Agreement") by and among Globalstar, L.P. ("Globalstar"), Loral Space & Communications Ltd., on behalf of itself and on behalf of all entities identified in subclauses (i) through (xxi) on Schedule A to the Memorandum of Understanding dated February 15, 2002 (the "MOU"), a copy of which is annexed hereto as Annex I ("Loral"), Columbia Ventures Corp. ("Columbia"), Loeb Partners Corp. ("Loeb"), Stonehill Capital Management, LLC ("Stonehill") and Blue River LLC ("Blue River"; collectively with Loral, Columbia, Loeb, Stonehill and Blue River, the "Parties in Interest").

                               W I T N E S S E T H

            WHEREAS, Globalstar and the Parties in Interest have engaged in negotiations regarding the treatment of claims and equity interests in connection with a potential voluntary chapter 11 bankruptcy case (the "Chapter 11 Cases") to be filed by Globalstar in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

            WHEREAS, Globalstar and the Parties in Interest have reached an agreement on the principal terms regarding (i) the treatment of certain claims and equity interests, the terms and conditions of which are set forth in MOU and
(ii) other terms respecting a restructuring of Globalstar;

            WHEREAS, Columbia, Loeb, Stonehill and Blue River are holders of certain of Globalstar's 11.375% Senior Notes due 2004, 11.25% Senior Notes due 2004, 10.75% Senior Notes due 2004 and 11.5% Senior Notes due 2005 (collectively, the "Senior Notes"); and

            WHEREAS, Columbia, Loeb, Stonehill and Blue River have formed an ad hoc committee of holders of the Senior Notes (the "Informal Noteholders Committee"), which committee has retained Akin, Gump, Strauss, Hauer & Feld L.L.P. as its counsel and Jefferies & Co., Inc. as its financial advisors; and

            WHEREAS, the Informal Noteholders Committee currently holds approximately 15% of the outstanding aggregate principal amount of the Senior Notes; and

            WHEREAS, Globalstar and the Parties in Interest wish to formalize their intent to support a proposed plan of reorganization under title 11 of the United States Code (the "Bankruptcy Code"), that incorporates the terms and conditions of the MOU (the "Proposed Plan") and addresses other issues not addressed by the MOU including, without limitation, mutually acceptable treatment of executory contracts involving certain of the Parties in Interest;

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

            1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the MOU.

            2. Mutual Support. (a) Subject to and upon the terms and conditions set forth herein, including Section 4, each of Globalstar and the Parties in Interest shall

(i) negotiate the Proposed Plan and the other documents contemplated hereby and thereby in good faith, (ii) subject to the completion and execution of reasonably acceptable definitive documentation, use its commercially reasonable efforts to cause the Bankruptcy Court to enter an order (the "Confirmation Order") that is consistent with and supports the terms and conditions of the Proposed Plan, and is otherwise in form and substance reasonably satisfactory to Globalstar and the Parties in Interest confirming the Proposed Plan in accordance with Section 1129 of the Bankruptcy Code, (iii) subject to the completion and execution of reasonably acceptable definitive documentation, otherwise use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and by the Proposed Plan at the earliest practicable date, and (iv) subject to the completion and execution of reasonably acceptable definitive documentation, use its commercially reasonable efforts to prevent confirmation of any plan for Globalstar other than the Proposed Plan and refrain from taking any actions in support or furtherance of confirmation of any plan for Globalstar other than the Proposed Plan, and refrain from inducing or encouraging the submission of any proposal or offer from any person or entity relating to any alternative terms for a plan of reorganization under the Bankruptcy Code involving Globalstar that is inconsistent with the Proposed Plan or any plan of reorganization contemplated by the New Money Proposal as defined in Section 4 hereof. Notwithstanding the foregoing, nothing contained herein shall preclude Globalstar and the Parties in Interest from (A) seeking, discussing and negotiating an investment in Globalstar by any of the parties to this Agreement or by any other party, consistent with the terms of the New Money Proposal contemplated by Section 4 hereof and/or (B) supporting the confirmation of a plan of reorganization (including a plan other than the Proposed Plan) that is consistent with the terms of the New Money Proposal contemplated by Section 4 hereof.

            (b) Each of Globalstar and the Parties in Interest further agrees that, subject to negotiation, execution and delivery of documentation reflecting the terms hereof and otherwise reasonably acceptable to it, and subject further to Section 4 of this Agreement, it will (i) vote to accept the Proposed Plan, recommend that other creditors vote to accept the Proposed Plan (it being understood that in the case of the Informal Noteholders Committee and, to the extent that the members of the Informal Noteholders Committee represent a majority of the membership of an official committee appointed in the Chapter 11 Cases, such official committee, such recommendation shall be in the form of a letter or statement included in the Disclosure Statement (as defined below) recommending that other creditors vote to accept the Proposed Plan) and not agree to, consent to, or vote for any plan of reorganization or plan of liquidation other than the Proposed Plan, and (ii) not commence any proceeding or prosecute any objection to oppose or object to the Proposed Plan or to the related disclosure statement, and will not take any action that would delay confirmation or approval, as applicable, of the Proposed Plan and the related disclosure statement.

            (c) The obligations of Globalstar and the Parties in Interest hereunder shall not be interpreted so as to require them to act in a manner which is not consistent with their fiduciary duties under the Bankruptcy Code or other applicable law or agreement.

            (d) Each of Globalstar and the Parties in Interest agree to negotiate in good faith the treatment of any executory or other contracts or agreements not expressly addressed by the MOU.

            3. Diligence.

                  (a) Globalstar and Loral shall provide the Informal Noteholders Committee with copies, and a list, of every contract, agreement, memorandum of understanding or similar document between Loral and its affiliates, on the one hand, and Globalstar and its subsidiaries and affiliates (as defined under Rule 12b-2 of the Securities and Exchange Act of 1934) (which, for purposes of this Section shall be deemed to include GUSA and GCL as affiliates of Globalstar for so long as Globalstar's and/or NewCo's proposed acquisition of GUSA and GCL has not been cancelled in accordance with the terms and conditions of that certain Assignment and Assumption Agreement dated as of December 18, 2001 between Vodafone Americas Asia Inc. and Globalstar Corporation), on the other hand (the "Globalstar/Loral Documents"), provided, however, that in no event shall any entity whose relationship with Globalstar arises solely from contracts arising in the ordinary course of business be considered an affiliate of Globalstar. For the purposes of this Section 3, "Globalstar/Loral Documents" shall expressly not include (A) the Strategic Agreement, dated as of March 23, 1994, between Loral/Qualcomm Partnership, L.P., and Airtouch Communications, (B) the Memorandum of Understanding -- US Government and Aviation -- GUSA and Loral/Qualcomm Partnership, dated as of November 1999, and (C) Globalstar USA, Inc. Globalstar Service Reseller Agreement with Government Services, L.L.C. dated as of April 1, 2000 (collectively, excluding any amendments, supplements or modifications thereto, the "Strategic Agreement Documents"). Globalstar and Loral shall deliver the Globalstar/Loral Documents to the Informal Noteholders Committee as soon as practicable after the date hereof (the date on which such documents are provided being hereafter referred to as the "Delivery Date"). The Delivery Date shall be not more than thirty (30) days after the date hereof, except that Globalstar or Loral may extend such deadline for not more than an additional thirty (30) days by giving written notice thereof to the Informal Noteholders Committee prior to the end of the initial thirty-day period. Upon their delivery of the Globalstar/Loral Documents, Globalstar and Loral shall represent, to the best of their respective knowledge following due inquiry, that the documents provided to the Informal Noteholders Committee constitute all of the Globalstar/Loral Documents.

                  (b) The Informal Noteholders Committee shall have thirty (30) days (the "Diligence Period") from the receipt of the Globalstar/Loral Documents to review such documents. The Informal Noteholders Committee (as a group) shall have the right to terminate this Agreement at any time prior to the expiration of the Diligence Period, which right shall not apply with respect to the Strategic Agreement Documents, if it determines that any of the Globalstar/Loral Documents have or would reasonably be likely to have a material adverse effect on the business, condition (financial or otherwise), prospects, operations, assets or liabilities of NewCo (a "Material Adverse Effect"). The right of the Informal Noteholders Committee (as a group) to terminate this Agreement as set forth in this Section shall terminate on the expiration of the Diligence Period. Notwithstanding the foregoing, (A) if a Globalstar/Loral Document not listed and provided to the Informal Noteholders Committee on the Delivery Date is identified subsequent to the expiration of the Diligence Period but prior to the approval of the Disclosure Statement (as defined below) by the Bankruptcy Court, and the Informal Noteholders Committee (as a group) reasonably determines that such document, individually or in combination with any other Globalstar/Loral Document, has or would reasonably be likely to have a Material Adverse Effect, then the Informal Noteholders Committee (as a group) may thereupon terminate this Agreement if Loral does not, within fifteen (15) days of its notification by the Informal Noteholders Committee of such determination, either terminate and disavow such document (without any liability or obligation of Globalstar, NewCo or Loral and its affiliates) or amend such document in a manner reasonably acceptable to the Informal Noteholders Committee so as to cause such document not to have a Material Adverse Effect; and (B) if a Globalstar/Loral Document not listed and provided to the Informal Noteholders Committee on the Delivery Date is identified subsequent to the approval of the Disclosure Statement by the Bankruptcy Court, and the Informal Noteholders Committee (as a group), prior to confirmation of the Proposed Plan, or the board of directors of NewCo, thereafter, reasonably determines that such document, individually or in combination with any other Globalstar/Loral Document, has or would reasonably be likely to have a Material Adverse Effect, then Loral shall, within thirty (30) days of its notification of such determination, either terminate and disavow such document (without any liability or obligation of NewCo or Loral and its affiliates) or amend such document in a manner reasonably acceptable to the Informal Noteholders Committee or the NewCo board (as the case may be) so as to cause such document not to have a Material Adverse Effect. Notwithstanding the foregoing, nothing contained herein is intended to, or does, in any manner, waive, limit, impair or restrict the ability and rights of Loral to dispute, challenge and/or seek to enjoin, overturn and/or reverse, by commencement of legal action, suit or proceeding, or otherwise, any determination by the Informal Noteholders Committee and/or the board of directors of NewCo, as applicable, that a document has or would reasonably be likely to have a Material Adverse Effect.

                  (c) Globalstar and/or Loral shall, within five (5) business days, provide the Informal Noteholders Committee or the NewCo Board (as the case may be) with written notice and a true and complete copy of any contract or agreement that would otherwise constitute a Globalstar/Loral Document (including any amendments, supplements or modifications to any of the Strategic Agreement Documents) entered into subsequent to the Delivery Date through and including the effective date of the Proposed Plan (each, a "New Document"). In the event that the Informal Noteholders Committee reasonably determines that any New Document has or would reasonably be likely to have a Material Adverse Effect, then all of the rights of the Informal Noteholders Committee to challenge and/or to seek termination of any New Document and to take any other or further actions in furtherance of its rights, by commencement of legal action, suit or proceeding, or otherwise, are reserved in full, it being expressly understood that such rights of the Informal Noteholders Committee do not include the rights specifically granted to the Informal Noteholders Committee in Section 3(b) of this Agreement.

            4. New Money Proposal. To the extent that a New Money Proposal (as defined below) is made to Globalstar and either of Loral or the Informal Noteholders Committee (as a group) shall accept such New Money Proposal (the "Accepting Party"), the other party shall have 15 days to accept such New Money Proposal. If such other party shall have failed to accept the New Money Proposal within such 15-day period (the "Failure to Accept") or shall reject such proposal in writing within such 15-day period (the "Rejection"), the Accepting Party shall have the right to terminate this Agreement. Such right of termination shall terminate 15 days after the earlier of the Failure to Accept or the Rejection. For purposes of this Agreement, "New Money Proposal" shall mean a fully committed, non-contingent (other than conditions to closing customary to a transaction of this nature) proposal for the investment of a minimum of U.S. $50 million in NewCo (as defined in the MOU) from a creditworthy investor, which proposal includes terms that (a) retain the Release and Indemnification provisions in the MOU, (b) retain Loral's contribution of the Loral Canadian Interest for a 3% interest in NewCo and (c) provide that all recoveries are subject to pro-rata dilution, including by the New Money Proposal.

            5. Termination Events. This Agreement may be terminated by delivery of a written notice to each of the other parties hereto as follows:

                  (a) by Globalstar, Loral and the Informal Noteholders Committee (as a group), upon mutual agreement of Globalstar and all Parties in Interest prior to entry of the Confirmation Order;

                  (b) by Globalstar, Loral or the Informal Noteholders Committee (as a group), upon material breach of this Agreement by any other party hereto;

                  (c) by Globalstar, Loral or the Informal Noteholders Committee (as a group), upon the taking of an action materially inconsistent with this Agreement or the terms and conditions of the MOU by any party hereto pursuant to Section 2(c) of this Agreement;

                  (d) by Globalstar, Loral or the Informal Noteholders Committee (as a group), upon entry of an order by the Bankruptcy Court confirming any plan for Globalstar other than the Proposed Plan;

                  (e) by Globalstar, Loral or the Informal Noteholders Committee (as a group), if holders of more than 20% in the aggregate principal amount, on a per issue basis, of the Senior Notes that are not members of the Informal Noteholders Committee shall take actions which are materially adverse to the obligations hereunder of the respective members of the Informal Noteholders Committee;

                  (f) by Globalstar, Loral or the Informal Noteholders Committee (as a group), if there shall be any material amendment of, supplement to, modification to, or severance of any provision of, the Proposed Plan which is materially inconsistent with the terms and conditions of the MOU (including, without limitation, a material amendment of, supplement to, modification to, or severance of, the release and indemnification provisions of the MOU), except if any such material amendment of, supplement to, modification to, or severance of any provision of, the Proposed Plan is consented to by all parties hereto;

                  (g) by Loral or the Informal Noteholders Committee (as a group), if:

                        (i) Globalstar has not commenced the Chapter 11 Cases on or before February 15, 2002 (the "Commencement Date");

                        (ii) the Proposed Plan and the related disclosure statement (the "Disclosure Statement") shall not have been filed by the Proponents pursuant to sections 1121 and 1125 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3016 within 60 days of the Commencement Date;

                        (iii) the Disclosure Statement shall not have been approved by the Bankruptcy Court within the earlier of (A) 60 days after the date the Disclosure Statement is filed, and (B) 120 days after the Commencement Date, but in no event shall the Disclosure Statement be approved by the Bankruptcy Court prior to the expiration of the Diligence Period;

                        (iv) the Confirmation Order shall not have been entered within the earlier of (A) 75 days after the date the Disclosure Statement is approved, and (B) 195 days after the Commencement Date; and

                        (v) the Proposed Plan shall not have become effective as defined in the Proposed Plan within the earlier of (A) 60 days after the date of the Confirmation Order, and (B) 255 days after the Commencement Date.

                  (h) by the Informal Noteholders Committee (as a group) pursuant to the terms of Section 3 hereof; and

                  (i) by Loral or the Informal Noteholders Committee (as a group) pursuant to the terms of Section 4 hereof.

            6. Rights of Termination.

                  (a) Written Notice of Termination. The right of termination hereunder may be exercised by any party only by giving written notice, signed on behalf of such party by its duly authorized officer (or, in the case of the Informal Noteholders Committee, by a duly authorized member of Akin, Gump, Straus, Hauer & Feld, L.L.P.), to the other party or parties; provided, however, that if a party determines to exercise a right of termination pursuant to Section 5(g), such party shall within 15 days after the passing of the deadline contemplated in any of such sections notify each other party in writing of its determination to terminate this Agreement, and if such notice is not so given within such 15-day period, such right of termination based upon the passing of such deadline shall be deemed waived.

                  (b) Waiver of Right of Termination. The right of termination hereunder may be waived by any party only by giving written notice, signed on behalf of such party by its duly authorized officer, to the other parties except as provided in Section 6(a) above.

                  (c) No Prejudice to Rights. No exercise by any party of its right to terminate this Agreement shall prejudice any party's rights and remedies against the others for breach of its obligations under this Agreement.

                  (d) Effect of Termination. Upon termination of this Agreement, Globalstar shall promptly either (i) cause the Proposed Plan to be withdrawn, if it has been filed, or (ii) amend the Proposed Plan and any related disclosure statement to reflect the fact that the agreements contained herein have terminated. In either event described in clauses (i) or (ii) of this Section 6(d), neither Globalstar nor any Party in Interest shall have any further obligations to support any of the terms and conditions of the Proposed Plan.

                  (e) Survival of Provisions. The provisions of Sections 6 and 9 hereof shall survive termination of this Agreement.

                  (f) Interpretation of Certain Language. Except as specifically qualified to the contrary herein, all references herein to (x) the judgment, discretion, determination or consent of a party shall be understood to mean the reasonable judgment, discretion, determination or consent of such party, and (y) satisfaction of, or acceptability to, a party shall be understood to mean the reasonable satisfaction of, or reasonably acceptable to such party; provided, however, that any determination by any party to waive a right (including a failure of a condition) provided hereunder or under applicable law shall be within the sole discretion of that party.

            7. Entire Agreement. This Agreement and the Annexes hereto constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings of the parties, whether oral, written or implied, as to the subject matter hereof.

            8. Amendment or Waiver. This Agreement may be amended by the written agreement of the parties hereto at any time prior to the substantial consummation of the Proposed Plan; provided, however, that no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any provision of this Agreement shall be valid or effective unless in writing and executed and delivered by all parties to this Agreement adversely affected by such waiver to the party or parties seeking such waiver. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.

            9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

            10. Counterparts. This Agreement may be executed by facsimile transmission and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11. No Assignment or Sale. No party may assign, transfer or delegate any of its rights or obligations under this Agreement (i) without the prior written consent of each other party to this Agreement, or (ii) unless otherwise expressly permitted by this Agreement. Without in any manner limiting the scope, extent or effect of the foregoing, the respective members of the Informal Noteholders Committee shall not transfer, assign, sell or otherwise dispose of their right, title and interest in and to, as applicable, the Senior Notes (and any and all rights, claims and obligations associated therewith), and any such transfer shall be void and of no force and effect unless and until such transferee, assignee or buyer agrees in writing at the time of such transfer, assignment or sale to be bound by this Agreement in its entirety without revision. In the event of any such transfer, assignment or sale, the transferor, assignor or seller, as the case may be, shall, within three business days following such transfer, assignment or sale, provide written notice of such transfer, assignment or sale to Loral and Globalstar, together with a copy of the written agreement of the transferee, assignee or buyer to be bound by this Agreement in its entirety without revision. Notwithstanding the foregoing, if a member of the Informal Noteholders Committee is an investment manager of a partnership, limited liability company or other similar entity, and such Informal Noteholders Committee member is specifically and without discretion required to liquidate its positions in the Senior Notes according to the terms and conditions of its existing operating agreement, partnership agreement or other bylaws or similar agreements, to meet a capital withdrawal by one or all of such Informal Noteholders Committee member's investors, or be required by its clearing broker, a bank or a securities regulator specifically and without discretion to liquidate its position in the Senior Notes, then such sale shall be permitted by such Informal Noteholders Committee member, upon three business days' written notice to Loral and Globalstar specifying the particular basis of the requirement that the Senior Notes be sold, to any third party without the forgoing documents and approvals.

            12. Representations and Warranties.

                  (a) Each party represents and warrants to the other parties that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) its execution, delivery and performance of this Agreement are within the power and authority of such party and have been duly authorized by such party and that no other approval or authorization is required, (iii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof, and (iv) none of the execution and delivery of this Agreement or compliance with the terms and provisions hereof will violate, conflict with or result in a breach of, its certificate of incorporation or bylaws or other constitutive document, any applicable law or regulation, any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject.

                  (b) Each member of the Informal Noteholders Committee further represents and warrants, as applicable, that (i) it holds the principal amount, on a per issue basis, of Senior Notes as set forth next to its name on the signature page hereof, (ii) except as contemplated herein or in the MOU, it has not transferred, assigned, sold or otherwise disposed of, or entered into any agreement (whether written or oral) to transfer, assign, sell or otherwise dispose of, its rights title and interest in and to the Senior Notes which it holds, and (iii) except with respect to the Proposed Plan described in this Agreement, it has not consented to and is not currently supporting or participating in the formulation of, and has not entered into any agreement (whether written or oral) with respect to, (x) any other plan of reorganization for Globalstar or (y) the sale of all or substantially all of the assets of Globalstar or all or substantially all of the stock to be issued pursuant to the Proposed Plan.

                  (c) Loral represents and warrants, as applicable, that except with respect to the Proposed Plan described in this Agreement, it has not consented to and is not currently supporting or participating in the formulation of, and has not entered into any agreement (whether written or oral) with respect to, (x) any other plan of reorganization for Globalstar or (y) the sale of all or substantially all of the assets of Globalstar or all or substantially all of the stock to be issued pursuant to the Proposed Plan.

            13. Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, as follows:

                  (a) if to Globalstar, to Paul D. Leake, Esq., Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022-6070, fax:
      212-755-7306;

                  (b) if to Loral, to Marc Abrams, Esq., Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, fax:
      212-728-8111; and

                  (c) if to the Informal Noteholders Committee, to Daniel H. Golden, Esq., Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, fax: 212-872-1002.

            14. Headings. The headings of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                        GLOBALSTAR, L.P.



                                        By: /S/ ANTHONY J. NAVARRA
                                           -------------------------------------
                                           Name: Anthony J. Navarra
                                           Title: President

                                        LORAL SPACE & COMMUNICATIONS LTD.,
                                        on behalf of itself and all entities
                                        identified in subclauses (i) through
                                        (xxviii) on Schedule A to the MOU



                                        By: /S/ BERNARD L. SCHWARTZ
                                           -------------------------------------
                                           Name: Bernard L. Schwartz
                                           Title: Chairman and Chief Executive
                                                  Officer

                                        COLUMBIA VENTURES CORP.

                                        Aggregate Principal Amount:
                                        of 11.375% Senior Notes: $28,000,000
                                        of 11.25% Senior Notes:  $24,000,000
                                        of 10.75% Senior Notes:  $48,000,000
                                        of 11.5% Senior Notes:   $46,000,000

                                        By:    /s/ KENNETH D. PETERSON JR.
                                           -------------------------------------
                                           Name:   Kenneth D. Peterson Jr.
                                           Title:  Chief Executive Officer

                                        LOEB PARTNERS CORP.

                                        Aggregate Principal Amount:
                                        of 11.375% Senior Notes: $21,045,000
                                        of 11.25% Senior Notes:  $ 7,980,000
                                        of 10.75% Senior Notes:  $ 1,263,000
                                        of 11.5% Senior Notes:   $10,750,000

                                        By:    /s/ ROBERT GRUBIN
                                           -------------------------------------
                                           Name:   Robert Grubin
                                           Title:  Vice President

                                        STONEHILL CAPITAL MANAGEMENT, LLC,
                                        on behalf of affiliated accounts

                                        Aggregate Principal Amount:
                                       of 11.375% Senior Notes: $9,000,000
                                       of 11.25% Senior Notes:  $        --
                                       of 10.75% Senior Notes:  $1,000,000
                                       of 11.5% Senior Notes:   $        --

                                        By:  /s/  JOHN MOTULSKY
                                           -------------------------------------
                                           Name:  John Motulsky
                                           Title: Managing Member

                                        BLUE RIVER, LLC

                                        Aggregate Principal Amount:
                                        of 11.375% Senior Notes: $ 8,735,000
                                        of 11.25% Senior Notes:  $40,050,000
                                        of 10.75% Senior Notes:  $        --
                                        of 11.5% Senior Notes:   $        --

                                        By: /s/   VAN D. GREENFIELD
                                           -------------------------------------
                                           Name:  Van D. Greenfield
                                           Title: Managing Member

                                GLOBALSTAR, L.P.
              MEMORANDUM OF UNDERSTANDING -- PROPOSED RESTRUCTURING
                                FEBRUARY 15, 2002

This Memorandum of Understanding (the "MOU") describes the principal terms of a proposed restructuring of the outstanding indebtedness and liabilities of, and partnership interests in, Globalstar, L.P., a Delaware limited partnership ("Globalstar" or the "Company"). Certain of the transactions relating to the reorganization described herein may be implemented outside of a plan of reorganization for the Company (the "Plan") under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy
Code"). Other transactions described herein may only be implemented under a Plan. The transactions described in this MOU are subject in all respects to, among other things, definitive documentation, including the Plan, appropriate disclosure materials and related documents.


General The Plan will provide for the conversion of all allowed prepetition indebtedness and liabilities of the Company into 97% of the equity (subject to dilution) in a newly formed Delaware corporation ("NewCo"). Under the Plan, all ordinary partnership interests and both classes of redeemable preferred partnership interests in Globalstar (including all ordinary partnership interests which are reserved to provide for purchases of interests by Globalstar Telecommunications Limited ("GTL") upon exercise of options or warrants to purchase GTL common stock) will be cancelled for no consideration.

Contribution of Assets        All of Globalstar's currently existing assets
                              (including the 2 GHZ space station license held by Globalstar and any other licenses not held by service providers used to operate the Big LEO satellite system) will be contributed to NewCo or a wholly-owned subsidiary of NewCo.

                              The Globalstar Big LEO space station license held by L/Q Licensee, Inc. will be contributed to NewCo or a wholly-owned subsidiary of NewCo.

Potential Cash Investment     In connection with the consummation of the Plan, a
                              rights offering (the "Rights Offering) will be made to GTL's public preferred and common shareholders (the "GTL Shareholders") and the Company's creditors to acquire up to 15% of the common stock of NewCo as follows:

                              -         Series A: Other Creditors and
                                        Noteholders (each as defined below) may
                                        invest to acquire up to 7.5% of the
                                        common stock of NewCo in the aggregate

                              - Series B: GTL Shareholders may invest to acquire up to 7.5% of the common stock of NewCo in the aggregate. This right shall be allocated between the preferreds and common on a conversion of preferred shares to common stock of 5:1.

                              - Globalstar, Loral (as defined below) and the informal committee of Noteholders (the "Informal Committee") will, in good faith and using their commercially reasonable efforts, negotiate an agreement regarding the pre-money valuation for NewCo, which valuation will be reflected by the NewCo common stock sold in the Rights Offering. If the parties are unable to reach an agreement on valuation, there will not be a Rights Offering.

                              - To the extent that one of the series is undersubscribed, any of the participants of the other series may oversubscribe so that the aggregate subscription shall not exceed 15% of the common stock of NewCo.

Contributing Service          Certain service providers will contribute their
Providers                     businesses and all assets associated with the
                              operations of their businesses free and clear of all liens, claims and encumbrances, and will provide certain financial support (to be determined), to Globalstar or NewCo or one of their wholly owned subsidiaries (collectively, the "Contributing Service Providers"). The terms under which such transfers will be made (certain of which may be consummated before Globalstar commences a chapter 11 case under the Bankruptcy
                              Code) will be governed by separate documentation and structured to ensure that the substance of the benefits associated with licenses, PSTN interconnect agreements and other tangible and intangible assets required to operate the businesses of the Contributing Service Providers are transferred to Globalstar, NewCo or one of their wholly-owned subsidiaries in a manner that is fully effective and enforceable against the applicable counter-parties to the respective agreements. The Contributing Service Providers will be required to provide an indemnity from a creditworthy party for the benefit of Globalstar or NewCo and their affiliates, as applicable, with respect to any and all liabilities not expressly transferred or assumed.

                              For the purposes of this MOU, the Contributing Service Providers shall include:

                              -         Vodafone Limited (including any
                                        affiliates, "Vodafone"), with respect to its 100% interest in GUSA, 50.1% interest in Globalstar Canada Satellite Co. and 100% interest in Globalstar Caribbean Ltd.

                              -         Loral Space & Communications Ltd.
                                        (including any affiliates, "Loral"),
                                        with respect to its 49.9% interest in
                                        Globalstar Canada Satellite Co.,
                                        ATSS/Loral Netherlands B.V. and any
                                        other equity interests or contractual
                                        rights primarily relating to the
                                        ownership or operation of Globalstar
                                        gateways or service providers in Canada
                                        (the "Loral Canadian Interest"). The
                                        principal terms for Loral's contribution of the Loral Canadian Interest are as follows:

                                        (i) Loral's contribution of the Loral
                                        Canadian Interest shall be effected
                                        pursuant to the Plan;

                                        (ii) Loral will receive a 3% equity
                                        interest in NewCo (prior to dilution by
                                        the IGO Option Plan and the Management
                                        Option Plan referred to below) on
                                        account of the contribution of the Loral
                                        Canadian Interest;

                                        (iii) the credit facility between
                                        Globalstar Canada Co. and the Royal Bank of Canada ("RBC") (including any replacement bank(s) that Loral and/or Globalstar secures in the event the credit agreement with RBC is not renewed) will remain in place for up to four years following consummation of the Plan and Loral will continue to maintain its credit support for the credit agreement in the form of a letter of credit, currently estimated at C$15 million. It is anticipated that Loral's obligation to provide credit support will be reduced from time to time as the credit facility is paid down in the ordinary course of operations of NewCo. Effective on consummation of the Plan, Loral shall provide a complete waiver and release of any and all obligations or liabilities of Globalstar Canada Co. ("GCC"), and any and all indirect successor obligations or liabilities, if any, of Newco or its subsidiaries, under that certain Agreement to Issue Guarantee dated September 15, 1997 among GCC, Loral, Airtouch Satellite Services, Inc. and Airtouch Communications, Inc. or any other agreement under which GCC or the other companies contained in the meaning of "Loral Canadian Interest" or Newco or its subsidiaries are obligated to reimburse Loral for payments it may make or liability it may incur in connection with its credit support of the RBC credit facility;

                                        (iv) to the extent amounts due to
                                        Globalstar L.P. from Globalstar Canada
                                        Co. in connection with the gateway
                                        procurement contract are attributable to
                                        Loral's ownership interest in Globalstar
                                        Canada Co., such amounts not to exceed
                                        $2.5 million shall be subject to offset
                                        against amounts otherwise due prior to
                                        the commencement of Globalstar's chapter
                                        11 cases by Globalstar L.P. or any of
                                        its subsidiaries to Loral or any of its
                                        subsidiaries; and

                                        (v) Loral will provide an indemnity to
                                        NewCo to cover 49.9% of the liabilities
                                        of Globalstar Canada Satellite Co. and
                                        to cover Loral's proportionate share of
                                        the liabilities of the other Globalstar
                                        Canadian companies or the other
                                        companies contained in the meaning of
                                        "Loral Canadian Interest" in which it
                                        has an interest, in either case, which
                                        liabilities (i) arise or accrue and (ii) are not expressly transferred or assumed, in each case, as of the date of consummation of the Plan (it being understood that such indemnity shall not apply to trade liabilities arising in the ordinary course of business).

                              There may be additional Contributing Service
                              Providers in the future. The terms of such additional rollup transactions shall be negotiated on a case-by-case basis.

IGOs Certain service providers that do not constitute Contributing Service Providers may choose to continue to operate as independent gateway operators ("IGOs") and purchase wholesale airtime (at rates described in Globalstar's business plan) from Globalstar (and/or after the Plan is consummated, from NewCo) and resell it in their existing territories. Such future IGO relationships will be governed by new agreements between Globalstar (subject to the consent of Loral and the Informal Committee solely to the extent such agreements are to be entered into after execution of this MOU and prior to commencement of Globalstar's chapter 11 cases) or NewCo (subject to Board approval), as the case may be, and the respective IGOs that will contain terms relating to, among other things, coordination of rates, billing and the non-exclusive nature of their rights to provide Globalstar services in their respective territories.

Strategic Agreement           All rights of the parties hereto in respect of the
                              following agreements shall be reserved in full:
                              (i) the Strategic Agreement, dated as of March 23,
                              1994, between Loral/Qualcomm Partnership, L.P., and Airtouch Communications, (ii) the Memorandum of Understanding - US Government and Aviation --
                              GUSA and Loral/Qualcomm Partnership, dated as of November 1999, and (iii) Globalstar USA, Inc.
                              Globalstar Service Reseller Agreement with
                              Government Services, L.L.C. dated as of April 1,
                              2000.

Treatment of Claims;          As of December 31, 2001, the fixed, liquidated
Releases                      aggregate claim of Loral and the Loral Entities
                              identified in subclauses (i) through (xxi) on Schedule A hereto against Globalstar is estimated to be $887 million. This estimate excludes contingent and/or unliquidated amounts owing to Loral under executory or other contracts. All entities referred to in Schedule A hereto are collectively referred to herein as the "Loral
                              Entities."

                              Nothing herein shall prejudice (i) any rights of setoff held by Loral in respect of any claims by or against Globalstar or any of its affiliates, nor (ii) the right, if any, of any party to contest any such alleged setoff rights except as provided in clause (iv) above under "Contributing Service Providers".

                              Confirmation of the Plan shall be conditioned on, among other things, the Loral Entities' allowed prepetition claims not exceeding $1.0 billion.

                              Subject to the terms of the next four paragraphs of this caption, all unsecured claims, including claims under vendor financing agreements (notwithstanding the provisions of the next paragraph), Senior Notes (as defined below), credit facilities and other financing arrangements, and claims arising under executory or other contracts and unexpired leases, will be treated pari passu; provided, however, that nothing contained herein shall prevent Globalstar from asserting actions for equitable subordination and recharacterization of claims arising against any parties not receiving Releases (as defined below) pursuant to the terms and conditions of this MOU.

                              Loral may be obligated to obtain necessary consents and approvals required in connection with compromise and settlement of the claims arising under vendor financing agreements (the "Vendor Financing Consents"), which Vendor Financing Consents Loral shall use commercially reasonable efforts to obtain. In the event Loral is unable to obtain the Vendor Financing Consents, Loral shall support the Plan and comply in all respects with the terms of the MOU, except that, it may not vote or compromise claims arising from vendor financing agreements requiring Vendor Financing Consents. Nothing contained in the MOU shall affect any Loral contractual obligation to seek collection of amounts due with respect to vendor financing agreements for which the Vendor Financing Consents have not been obtained, including by filing a proof of claim.

                              Subject to the terms of the remainder of this paragraph, the Plan will provide for general mutual releases (and waivers of equitable subordination and recharacterization of claims actions) (the "Releases") of claims of, or directly or indirectly relating to or concerning, Globalstar, including, without limitation, its management and operations, among, for the benefit of, and solely in the designated capacity of, the following releasees: all current officers and directors (including members of the General Partners Committee), the Loral Entities, current direct or indirect general and limited partners of Globalstar, Contributing Service Providers, the members of any official and informal committees of creditors, the respective advisors of the foregoing, and certain other parties to be agreed upon. Any entity other than Qualcomm, Incorporated ("Qualcomm") that is entitled under the Plan to receive equity in exchange for cancellation of any indebtedness owed to such entity (the "Equity Participation") and that elects to obtain a Release will be required to forfeit 22.5% of the aggregate Equity Participation such entity would otherwise be entitled to receive in exchange for cancellation of indebtedness under the Plan (the "Release Election"). All such forfeitures of Equity Participations shall be deemed to occur simultaneously for the purpose of reallocating the forfeited NewCo equity. Subject to and conditioned upon the effectiveness of the Plan, any such forfeited Equity Participation will be allocated pro rata to the Other Creditors and Noteholders that have not elected to obtain a release as described above. Loral and the Loral Entities identified in subclauses (i) through (xxi) on Schedule A hereto shall make a Release Election and any of the Loral Entities identified in subclauses (xxii) through (xxviii) on Schedule A may, in order to obtain a Release, make a Release Election on or prior to the date of the disclosure statement hearing. All current direct and indirect affiliates, controlling shareholders, members, managing members, general and limited partners, subsidiaries, officers, directors, advisors and professionals of each of the Loral Entities identified in subclauses (i) through (xxviii) of Schedule A hereto that makes a Release Election shall also receive Releases.

                              Notwithstanding anything contained herein to the contrary, the Releases shall not affect (a) subject to applicable rights of offset (if any), commercial claims, loans and trade obligations (including without limitation all airtime obligations) owed to Globalstar by any of the parties receiving Releases, or (b) the obligations of Loral described in subparagraphs (iii) and (v) under the caption "Contributing Service Providers" herein.

                              Releases will extend to the released entity, its subsidiaries and affiliates, its controlling shareholders, members and/or managing partners as well as its directors, officers, other employees, and advisers. Releases will include the entire discharge of Globalstar's and its debtor affiliates' as of the effective date of the Plan (which affiliates shall include without limitation Globalstar Corp.) against such entities receiving the Releases and the claims of all others who participate in exchanges and distributions under or pursuant to the Plan. For good and valuable consideration, all of Globalstar's non-debtor affiliates (which affiliates include without limitation Globalstar Trak Pty Ltd., Globalstar Holdings, Ltd., Globalstar Int'l Svcs Ltd., Stonestreet Holdings NV , Globalstar Offshore Co., Globalstar Canada Satellite Co., ATSS/Loral Netherlands B.V., Vodafone Satellite Services, Inc. and any additional Contributing Service Providers (including without limitation Globalstar USA, Inc. and Globalstar Caribbean, Ltd.) in which Globalstar acquires a controlling interest through the effective date of the Plan) shall also release and discharge their claims against Loral and the Loral Entities identified in subclauses (i) through (xxi) on Schedule A hereto and such other Loral Entities that make a Release Election on or prior to the date of the disclosure statement hearing, and covenant not to sue on account of such claims, by executing mutual general releases and covenants not to sue with Loral and the Loral Entities identified in subclauses (i) through
                              (xxi) on Schedule A hereto and such other Loral Entities that make a Release Election on or prior to the date of the disclosure statement hearing. Globalstar shall use its best efforts to have such non-debtor affiliate releases approved by the Bankruptcy Court, however, a failure to obtain Bankruptcy Court approval shall in no manner impair the validity and enforceability of such mutual general releases and covenants not to sue as between and among the parties thereto.

                              The Releases shall be part of the Plan and the Plan shall be confirmed by order of the Bankruptcy Court.

                              The Releases are an integral and material component of the compromises and settlements to be embodied in the Plan and the Releases will not be severable from the other terms and provisions of the Plan.

                              NewCo shall have the authority to investigate and pursue all causes of action against all parties that do not expressly receive a Release.

                              The holders of all pre-petition unsecured claims other than the holders of the Company's 11.375% Senior Notes due 2004, 11.25% Senior Notes due 2004, 10.75% Senior Notes due 2004 and 11.5%
                              Senior Notes due 2005 (collectively, the "Senior Notes") will collectively be referred to herein as "Other Creditors," and the owners of the Senior Notes will be collectively referred to herein as the "Noteholders".

                              Nothing contained herein shall affect the rights of the Company's officers and directors in respect of their allowed indemnification claims, if any. Notwithstanding anything contained herein to the contrary, indemnification claims of the Company's officers and directors as against Globalstar and its subsidiaries and affiliates shall nonetheless survive as part of any Plan (i) to the extent of available D&O insurance coverage and (ii) for purposes of defense and offset against any claims asserted against such officers and directors; provided, however, that such directors and officers shall have no right to receive any affirmative recovery from Globalstar on account of such indemnification claims that are not allowed claims as of the effective date of the Plan.

Ownership of NewCo            97% (prior to dilution by the IGO Option Plan and
                              the Management Option Plan referred to below) by the Other Creditors and the Noteholders as a group, distributed pro rata.

                              3% (prior to dilution by the IGO Option Plan and the Management Option Plan referred to below) by Loral (as described above)

                              An option plan for the IGOs will be created (the "IGO Option Plan"), pursuant to which IGOs will receive options or other rights to purchase up to 5% of the common stock of NewCo, prior to dilution for the Management Option Plan outlined below. All other terms and conditions with respect to the IGO Option Plan shall be determined by the Board of Directors of NewCo.

                              An option plan for management (the "Management Option Plan") of NewCo will be created pursuant to which options will be reserved for distribution to management personnel (including Russell Mack, in his capacity as the Chairman of the Management Committee described below) to purchase an aggregate of up to 10% of the common stock of NewCo on a fully diluted basis. All other terms and conditions, including the amount, the exercise price, the timing, and the vesting schedule, with respect to the Management Option Plan shall be determined by the Board of Directors of NewCo.

Board Composition;            The board of directors of NewCo will consist of
Governance                    the following five individuals:

                              - 3 individuals designated by the Informal Committee as a group

                              -         2 individuals designated by Loral
                                        (including Russell Mack as one of such
                                        designees)

                              In order to maintain the business continuity of the Globalstar enterprise, the operating management of NewCo will be directed by a Management Committee formed by Loral. Through the Management Committee, Loral will provide strategic direction as well as operating management in connection with the day-to-day operations of NewCo in a fashion consistent with the exercise of management, oversight and review functions previously performed by Loral through Globalstar's managing general partner.

                              The Chairman of the Management Committee will be Russell Mack, who will have general control of and supervision over the business and affairs of NewCo. The CEO and other officers of NewCo will report to the Management Committee, which will be subject to the authority of, and report to, the board of directors of NewCo on all matters.

                              Loral will contribute the services of the Management Committee and will not charge NewCo other than for (a) reimbursement of out-of-pocket expenses reasonably incurred and (b) a portion of the compensation of Russell Mack (who will serve as the Chairman of the Management Committee) equivalent to that portion of his total time spent performing his duties as Chairman of the Management Committee.

                              NewCo will indemnify and hold harmless Loral and its affiliates and their respective officers, directors, members, partners, shareholders, employees and agents (each, an "Indemnitee") from and against any and all liabilities, claims, losses or damages incurred by or threatened against an Indemnitee, as a party or otherwise, arising out of Loral's management of the business of NewCo as specified above, provided, however, NewCo shall not be liable under the foregoing indemnity for any loss, claim, damage, or liability resulting from the willful misconduct or gross negligence of any Indemnitee.

                              The Board of Directors of NewCo shall have the authority to terminate the Management Committee at any time and for any reason effective five days after written notice to the Chairman of the Management Committee. The Management Committee shall have the right to terminate its role at any time and for any reason effective thirty days after written notice to the Board of Directors of NewCo.

                              Concurrently with the execution of this MOU, each party to this MOU will execute and deliver a lockup agreement pursuant to which such party will, among other customary things, agree to support the Plan provided that its terms are materially consistent with the terms of this MOU and that no term is added that is materially adverse to such party without such party's consent. Except as otherwise provided herein, this MOU and the obligations hereunder are subject to the execution of mutually satisfactory definitive documentation.

Qualcomm Notwithstanding anything herein to the contrary, if, on or before the hearing date for approval of the disclosure statement in respect of the Plan (the "Qualcomm Agreement Date"), Qualcomm, Inc. ("Qualcomm") and Globalstar shall have reached agreement on new contracts (on terms reasonably acceptable to Globalstar, Qualcomm and the Informal Committee) governing their on-going relationship (including, without limitation, addressing such terms as continued support services for the Globalstar system, exclusivity arrangements, the disposition of certain tangible assets (including, without limitation, gateways and handsets) and certain intellectual property rights), then:

                              1. The board of directors of NewCo will consist of the following five individuals:

                                        3 individuals designated by the
                                          Informal Committee
                                        1 individual designated by Loral
                                          (Russell Mack)
                                        1 individual designated by Qualcomm

                              2. Qualcomm shall have the right to obtain a release pursuant to the Release Election provisions of the "Treatment of Claims; Releases" section above.

                              3.        As of the Qualcomm Agreement Date,
                                        Qualcomm's fixed, liquidated aggregate
                                        claim against Globalstar shall be
                                        estimated. The estimate shall exclude
                                        contingent and unliquidated amounts
                                        owing to Qualcomm under executory or
                                        other contracts. Nothing herein shall
                                        prejudice (i) any rights of set off held by Qualcomm in respect of any claims by or against Globalstar or any of its affiliates, nor (ii) the right, if any, of any party to contest any such alleged setoff rights.

                              4.        Confirmation of the Plan shall be
                                        conditioned on, among other things,
                                        Qualcomm's allowed prepetition claims
                                        not exceeding an amount to be agreed
                                        among Globalstar, Loral and the Informal
                                        Committee.

Disclosure                    As soon as practicable following the execution of
                              this MOU, Globalstar will make public disclosure of the material terms of this MOU, which shall include filing, within two (2) business days of execution of this MOU, this MOU and the related
                              Plan Support Agreement as exhibits to an 8-K filing by Globalstar. Neither Loral nor any member of the Informal Committee (acting individually or as a group) shall issue any press release concerning this MOU without prior approval of Globalstar, which approval shall not be unreasonably withheld.

Informal Committee            To the extent that the members of the Informal
                              Committee constitute a majority of the initial members of the official committee of unsecured creditors appointed in Globalstar's Chapter 11 cases (the "Official Committee"), it being understood that the members of the Informal
                              Committee will seek membership in the Official
                              Committee, all references to the Informal
                              Committee in this MOU shall be deemed to mean the Official Committee. In the event that the members of the Informal Committee do not constitute a majority of the initial members of the Official
                              Committee, Globalstar shall (i) recognize the continued existence of the Informal Committee for so long as the Informal Committee is in existence and is not disbanded, (ii) with respect to Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("AG"), as counsel to the Informal Committee, (a) assume the engagement letter dated February 21, 2001 as soon as practicable during Globalstar's Chapter 11 cases, subject to Globalstar's right to subsequently terminate the engagement letter without penalty only in the event the Plan Support
                              Agreement is terminated or the Informal Committee is not in existence or is disbanded, (b) pay, in advance of Globalstar's Chapter 11 filing, all of AG's reasonable fees and expenses outstanding as of the date immediately preceding the filing of Globalstar's Chapter 11 cases, and (c) pay, in advance of Globalstar's Chapter 11 filing, AG an advance payment of $300,000, which advance payment shall become property of AG immediately upon receipt subject to AG's obligation to return such unused portion of the advance payment upon completion and/or termination of AG's services on behalf of the Informal Committee; and (iii) with respect to Jefferies & Company, Inc.
                              ("Jefferies"), as financial advisors to the Informal

                              Committee, (a) assume the amended engagement letter dated as of December 31, 2001 as soon as practicable during Globalstar's Chapter 11 cases, subject to Globalstar's right to subsequently terminate the engagement letter without penalty only in the event the Plan Support Agreement is terminated or the Informal Committee is not in existence or is disbanded, (b) pay, in advance of Globalstar's Chapter 11 filing, all of Jefferies' reasonable fees and expenses outstanding as of the date immediately preceding the filing of Globalstar's Chapter 11 cases, and (c) pay, in advance of Globalstar's Chapter 11 filing, Jefferies an advance payment of $300,000, which advance payment shall become property of Jefferies immediately upon receipt subject to Jefferies' obligation to return such unused portion of the advance payment upon completion and/or termination of Jefferies' services on behalf of the Informal Committee. In the event that (a) the Bankruptcy Court allows AG and Jefferies to be retained to represent the Official Committee and (b) the Bankruptcy Court authorizes them to be paid monthly upon the assumption of their respective engagement letters, AG and Jefferies shall return the unused portion of their respective advance payments. Anything to the contrary notwithstanding, all fees and expenses payable to either Akin Gump or Jefferies for services rendered to the Informal Committee in connection with Globalstar's Chapter 11 cases shall be subject to review and objection and shall be subject to Bankruptcy Court approval under the standards articulated in Section 330(a)(3) of the Bankruptcy Code and the applicable guidelines adopted by the Office of the United States Trustee for the District of Delaware.

Governing Law                 This MOU will be construed and rights of the
                              parties hereto will be determined in all respects according to the laws of the State of New York.

Definitive Documentation      The parties hereto will use all commercially
                              reasonable efforts to expeditiously execute definitive documentation required to implement this MOU and to expeditiously pursue confirmation of the Plan.

Non-Binding Effect            Except as provided under "Definitive
                              Documentation" and "Disclosure," this MOU by itself does not constitute a binding agreement among the parties hereto.

Counterparts                  This MOU may be executed by facsimile transmission
                              and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signature Pages Follow]

          IN WITNESS WHEREOF, this Memorandum of Understanding is hereby agreed to by the undersigned parties.


GLOBALSTAR, L.P.


By:  /s/    ANTHONY J. NAVARRA
    ------------------------------------
    Name:   Anthony J. Navarra
    Title:  President


LORAL SPACE & COMMUNICATIONS LTD., on behalf of itself and all entities identified in subclauses
(i) through (xxviii) on Schedule A hereto


By:  /s/   BERNARD L. SCHWARTZ
    ------------------------------------
    Name:  Bernard L. Schwartz
    Title: Chairman and Chief Executive Officer


COLUMBIA VENTURES CORP.


By:   /s/   KENNETH D. PETERSON JR.
    ------------------------------------
    Name:   Kenneth D. Peterson Jr.
    Title:  Chief Executive Officer


LOEB PARTNERS CORP.


By:   /s/   ROBERT GRUBIN
    ------------------------------------
    Name:   Robert Grubin
    Title:  Vice President


STONEHILL CAPITAL MANAGEMENT, LLC, on behalf of affiliated accounts


By:   /s/   JOHN MOTULSKY
    ------------------------------------
    Name:   John Motulsky
    Title:  Managing Member


BLUE RIVER, LLC


By:   /s/   VAN D. GREENFIELD
    ------------------------------------
    Name:   Van D. Greenfield
    Title:  Managing Member

                         SCHEDULE A -- "LORAL ENTITIES"

(i)      Loral Space & Communications Ltd.

(ii)     Loral Space & Communications Corporation

(iii)    Loral/QUALCOMM Satellite Services, L.P.

(iv)     Loral/QUALCOMM Partnership, L.P.

(v)      Space Systems/Loral, Inc.

(vi)     LGP (Bermuda) Ltd.

(vii)    Loral/DASA Globalstar, L.P.

(viii)   Loral General Partner, Inc.

(ix)     Loral SpaceCom Corporation

(x)      Loral Satellite, Inc.

(xi)     L/Q Licensee, Inc.

(xii)    Government Services, L.L.C.

(xiii)   Loral CyberStar, Inc.

(xiv)    Loral CyberStar Ltd.

(xv)     CyberStar, L.P.

(xvi)    Loral Orion, Inc.

(xvii)   Loral Holdings Ltd.

(xviii)  Loral Global Services N.V.

(xix)    Globalstar do Brasil, S.A.

(xx)     Loral/DASA do Brasil Ltda.

(xxi)    Loral/DASA do Brasil Holdings Ltda.

(xxii)   GlobalTel J.S.C.

(xxiii)  ATTS/Loral Mexico, L.P.

(xxiv)   Mexico Satellite LLC

(xxv)    Globalstar de Mexico S. de R.L. de C.V.

(xxvi)   Servicios Corporativos Alcance S.A. de C.V.

(xxvii)  Globalstar Canada Holding Co.

(xxviii) Globalstar Canada Co.

(xxix) All current direct and indirect affiliates, controlling shareholders, members, managing members, general and limited partners, subsidiaries, officers, directors, advisors and professionals of the entities in subclauses (i) through (xxviii) of this Schedule A to the extent that such entities make a Release Election, acting in such capacities, but specifically excluding Globalstar, L.P., Globalstar Capital Corporation, Globalstar Services Company, Inc., Globalstar L.L.C. and Globalstar Corporation.


                                      -2-